Exhibit 10.3
Execution Version

HOLDINGS GUARANTY AGREEMENT
dated as of July 28, 2008
by
DYNCORP INTERNATIONAL INC.,
as Holdings,
in favor of
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

HOLDINGS GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Holdings Guaranty”), dated as of July 28, 2008, is made by DYNCORP INTERNATIONAL INC., a Delaware corporation (“Holdings”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties.
STATEMENT OF PURPOSE
Pursuant to the terms of the Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, DynCorp International LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.
Holdings and the Borrower, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure, directly or indirectly, to the benefit of Holdings.
It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that Holdings shall have executed and delivered this Holdings Guaranty to the Administrative Agent, for the ratable benefit of the Secured Parties.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
SECTION 1.1 Definitions. The following terms when used in this Holdings Guaranty shall have the meanings assigned to them below:
“Applicable Insolvency Laws” means all Applicable Law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).
“Guaranteed Obligations” has the meaning set forth in Section 2.1.
SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Holdings Guaranty, including the preambles and recitals hereof, shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Holdings Guaranty shall refer to this Holdings Guaranty as a whole and not to any particular provision of this Holdings Guaranty, and Section references are to this Holdings Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Holdings, shall refer to Holdings’ Collateral or the relevant part thereof.

ARTICLE II
GUARANTY
SECTION 2.1 Holdings Guaranty. Holdings hereby unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower or any other Person, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Secured Party or acquired by the Administrative Agent or any Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at stated maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).
SECTION 2.2 Bankruptcy Limitations on Holdings. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of Holdings and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to Holdings or its assets, the amount of Holdings’ obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws. To that end, but only in the event and to the extent that Holdings’ obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of Holdings’ obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render Holdings’ obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against Holdings. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Secured Parties and the Administrative Agent hereunder against Holdings in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor, nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreement Regarding Subrogation. Notwithstanding any payment or payments by Holdings hereunder, or any set-off or application of funds of Holdings by the Administrative Agent or any Secured Party, or the receipt of any amounts by the Administrative Agent or any Secured Party with respect to any of the Guaranteed Obligations, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower, any Subsidiary Guarantor, any other guarantor, any other Person or against any collateral security held by the Administrative Agent or any Secured Party for the payment of the Guaranteed Obligations nor shall Holdings seek any reimbursement from the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person in respect of payments made by Holdings in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Secured Parties on account of the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) are indefeasibly paid in full in cash and the Revolving Credit Commitments are terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) shall not have been indefeasibly paid in full in cash, such amount shall be held by Holdings in trust for the Administrative Agent, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly endorsed by Holdings to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.
SECTION 2.4 Agreements for Reimbursement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as the Borrower is either a Wholly-Owned Subsidiary of Holdings or part of an integrated financial enterprise to which Holdings is a party, each Subsidiary Guarantor shall have a right of reimbursement and indemnity from Holdings for any amount paid by such Subsidiary Guarantor in lieu of a right of contribution between the Subsidiary Guarantors and Holdings.
SECTION 2.5 Nature of Holdings Guaranty.
(a) Holdings agrees that this Holdings Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Holdings Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Arrangement or any other agreement, document or instrument to which Holdings, the Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;
(ii) the absence of any action to enforce this Holdings Guaranty, the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any Specified Cash Management Arrangement or the waiver or consent by the Administrative Agent or any Secured Party with respect to any of the provisions of this Holdings Guaranty, the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any Specified Cash Management Arrangement;
(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);
(iv) any structural change in, restructuring of or other similar organizational change of Holdings, the Borrower, any Subsidiary Guarantor, any other guarantors or any of their respective Subsidiaries or Affiliates; or

(v) to the extent permitted by Applicable Law, any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment);
it being agreed by Holdings that, subject to the first sentence of Section 2.2, its obligations under this Holdings Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) and the termination of the Revolving Credit Commitments.
(b) Holdings represents, warrants and agrees that the Guaranteed Obligations and its obligations under this Holdings Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the Secured Parties, the Borrower or any Subsidiary Guarantor whether now existing or which may arise in the future.
(c) Holdings hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Holdings Guaranty, and all dealings between the Borrower and Holdings, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Holdings Guaranty.
SECTION 2.6 Waivers. To the extent permitted by Applicable Law, Holdings expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):
(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any Secured Party to proceed in respect of the Guaranteed Obligations against the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, Holdings;
(b) any defense based upon the failure of the Administrative Agent or any Secured Party to commence an action in respect of the Guaranteed Obligations against the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;
(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Holdings of its obligations under, or the enforcement by the Administrative Agent or the Secured Parties of this Holdings Guaranty;
(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in any other Loan Document) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the fullest extent permitted by Applicable Law, the benefit of all provisions of Applicable Law which are or might be in conflict with the terms of this Holdings Guaranty; and
(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon, or acceptance of, this Holdings Guaranty.

Holdings agrees that any notice or directive given at any time to the Administrative Agent or any Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Holdings Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Holdings Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents, the Specified Hedge Agreements and the Specified Cash Management Arrangements and, but for this Holdings Guaranty and such waivers, the Administrative Agent and the Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents, the Specified Hedge Agreements and the Specified Cash Management Arrangements.
SECTION 2.7 Modification of Loan Documents, etc. Neither the Administrative Agent nor any Secured Party shall incur any liability to Holdings as a result of any of the following, and none of the following shall impair or release this Holdings Guaranty or any of the obligations of Holdings under this Holdings Guaranty:
(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;
(b) any action under or in respect of the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any Specified Cash Management Arrangement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;
(c) any amendment to, or modification of, in any manner whatsoever, the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any Specified Cash Management Arrangement;
(d) any extension or waiver of the time for performance by Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor, or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement or any Specified Cash Management Arrangement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
(e) the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Secured Parties have been granted a Lien, to secure any Indebtedness of Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or the Secured Parties;
(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or any Secured Party;
(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Secured Party; or

(h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person to the Administrative Agent or any Secured Party in such manner as the Administrative Agent or any Secured Party shall determine in its reasonable discretion.
SECTION 2.8 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then Holdings shall, upon demand in writing therefor by the Administrative Agent to Holdings, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.
SECTION 2.9 Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against Holdings its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Specified Hedge Agreements, the Specified Cash Management Arrangements or otherwise.
SECTION 2.10 Benefits of Holdings Guaranty. The provisions of this Holdings Guaranty are for the benefit of the Administrative Agent and the Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Secured Parties, the obligations of the Borrower under the Credit Agreement, the other Loan Documents, the Specified Hedge Agreements or the Specified Cash Management Arrangements. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent” or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.
SECTION 2.11 Termination; Reinstatement.
(a) Subject to clause (c) below, this Holdings Guaranty shall remain in full force and effect until all the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) and all the obligations of Holdings under this Holdings Guaranty shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments are terminated.
(b) No payment made by Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person received or collected by the Administrative Agent or any Secured Party from Holdings, the Borrower, any Subsidiary Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings hereunder which shall, notwithstanding any such payment (other than any payment made by Holdings in respect of the obligations of Holdings or any payment received or collected from Holdings in respect of the obligations of Holdings), remain liable for the obligations of Holdings up to the maximum liability of Holdings hereunder until the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) and all the obligations of Holdings shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments are terminated.

(c) Notwithstanding anything to the contrary contained in this Holdings Guaranty, Holdings agrees that, if any payment made by Holdings, the Borrower, any Subsidiary Guarantor or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, Holdings or any Subsidiary Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, Holdings’ liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Holdings Guaranty shall have been terminated, canceled or surrendered (and if any Lien or Collateral securing Holdings’ liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Holdings Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Holdings in respect of the amount of such payment (or any Lien or Collateral securing such obligation).
SECTION 2.12 Payments. Any payments by Holdings shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 12.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Secured Parties to enter into the Loan Documents, the Specified Hedge Agreements and the Specified Cash Management Arrangements and to make any Extensions of Credit, Holdings hereby represents and warrants that each representation and warranty contained in Article VII of the Credit Agreement relating to Holdings is true and correct in all material respects as if made by Holdings herein; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true and correct in all respects.
ARTICLE IV
MISCELLANEOUS
SECTION 4.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 14.1 of the Credit Agreement; provided that notices and communications to Holdings shall be directed to Holdings at the address of the Borrower set forth in Section 14.1 of the Credit Agreement.
SECTION 4.2 Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Holdings Guaranty may be waived, amended, supplemented or otherwise modified, nor may any consent be given, except in accordance with Section 14.2 of the Credit Agreement.

SECTION 4.3 Expenses, Indemnification, Waiver of Consequential Damages, etc.
(a) Holdings shall pay all reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Secured Party to the extent the Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.
(b) Holdings shall pay and indemnify each Indemnitee (which for purposes of this Holdings Guaranty shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.
(c) Holdings shall indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.
(d) Notwithstanding anything to the contrary contained in this Holdings Guaranty, to the fullest extent permitted by Applicable Law, Holdings shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Holdings Guaranty, any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Arrangement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.
(e) No Indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Holdings Guaranty, the other Loan Documents, any Specified Hedge Agreements or any Specified Cash Management Arrangements or the transactions contemplated hereby or thereby.
(f) All amounts due under this Section 4.3 shall be payable promptly after demand therefor.
SECTION 4.4 Governing Law; Jurisdiction; Venue; Service of Process.
(a) Governing Law. This Holdings Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
(b) Submission to Jurisdiction. Holdings irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Holdings Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Holdings Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Holdings Guaranty or any other Loan Document against any Holdings or its properties in the courts of any jurisdiction.
(c) Waiver of Venue. Holdings irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Holdings Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement. Nothing in this Holdings Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e) Appointment of the Borrower as Agent for Holdings. Holdings hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Holdings Guaranty or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by Holdings and its Subsidiaries.
SECTION 4.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS HOLDINGS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 4.6 Injunctive Relief; Punitive Damages.
(a) Holdings recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Holdings Guaranty or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Secured Parties. Therefore, Holdings agrees that the Administrative Agent and the Secured Parties, at the option of the Administrative Agent and the Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
(b) The Administrative Agent, the Secured Parties and Holdings hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that such Person may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.
SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The enumeration of the rights and remedies of the Administrative Agent and the Secured Parties set forth in this Holdings Guaranty is not intended to be exhaustive and the exercise by the Administrative Agent and the Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

SECTION 4.8 Successors and Assigns. The provisions of this Holdings Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that Holdings may not assign or otherwise transfer any of its rights or obligations under this Holdings Guaranty without the prior written consent of the Administrative Agent and the Lenders (in accordance with the Credit Agreement).
SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Holdings Guaranty, the indemnities to which the Administrative Agent and the Secured Parties are entitled under the provisions of Section 4.3 and any other provision of this Holdings Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Secured Parties against events arising after such termination as well as before.
SECTION 4.10 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any Secured Party pursuant to any provisions of this Holdings Guaranty or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 4.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Holdings Guaranty are for convenience only, and neither limit nor amplify the provisions of this Holdings Guaranty.
SECTION 4.12 Severability. Any provision of this Holdings Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 4.13 Counterparts; Integration, Effectiveness. This Holdings Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Holdings Guaranty and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Holdings Guaranty shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Holdings Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Holdings Guaranty.
SECTION 4.14 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Holdings Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Holdings Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Holdings Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Holdings Guaranty.

SECTION 4.15 Acknowledgements. Holdings hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of this Holdings Guaranty and the other Loan Documents to which it is a party;
(b) it has received a copy of the Credit Agreement and has reviewed and understands same;
(c) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to Holdings arising out of or in connection with this Holdings Guaranty or any of the other Loan Documents, and the relationship between Holdings, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among Holdings and the Secured Parties.
SECTION 4.16 Releases. At such time as the Guaranteed Obligations (other than (i) any contingent indemnification obligations not yet due and (ii) the Specified Obligations) shall have been indefeasibly paid in full in cash and the Revolving Credit Commitments have been terminated, this Holdings Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and Holdings hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
SECTION 4.17 Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Holdings Guaranty shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XIII of the Credit Agreement.
SECTION 4.18 Joint and Several Liability. The liability of Holdings hereunder shall be joint and several with the liability of the Subsidiary Guarantors under the Subsidiary Guaranty Agreement.
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IN WITNESS WHEREOF, Holdings has executed and delivered this Holdings Guaranty under seal by its duly authorized officers, all as of the day and year first above written.

DYNCORP INTERNATIONAL INC., as Holdings
By:	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President & Chief Financial Officer
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[Holdings Guaranty — DynCorp International Inc.]

Acknowledged by the Administrative Agent as of the day and year first written above: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director
[Holdings Guaranty — DynCorp International Inc.]